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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

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        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JUNE 9, 1998

                       LORAL SPACE & COMMUNICATIONS LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
      ISLANDS OF BERMUDA                    1-14180                       13-3867424
        (STATE OR OTHER                   (COMMISSION                    (IRS EMPLOYER
        JURISDICTION OF                  FILE NUMBER)                   IDENTIFICATION
        INCORPORATION)                                                      NUMBER)

             600 THIRD AVENUE, NEW YORK, NEW YORK                            10016
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)
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      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (212) 697-1105

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ITEM 5.  OTHER EVENTS.

     On February 15, 1996, a Chinese Long March rocket carrying an Intelsat satellite built by Space Systems/Loral Inc. ("SS/L") crashed seconds after launch. Thereafter, at the request of insurance companies concerned about underwriting future Long March launches, the manufacturer of the Long March, China Great Wall Industries Corporation ("CGWIC"), asked SS/L employees and personnel from other interested companies to serve on a committee formed to consider whether studies of the crash made by the Chinese had correctly identified the cause of the failure. In meetings with CGWIC, the committee reviewed CGWIG's launch failure analysis, which consisted of a preliminary explanation for the crash (a failed solder joint) and CGWIC's plan for further studies it planned to make.

     In May 1996, an SS/L employee transmitted a copy of the committee's preliminary report to the members of the committee and, contrary to the intentions of SS/L's management, to CGWIC before consulting with the U.S. State Department. Upon becoming apprised of the facts, SS/L immediately informed the State Department, and thereafter submitted a detailed voluntary written disclosure to the State Department that included copies of the written materials provided to CGWIC and descriptions of the committee's meetings with the Chinese and of the events surrounding disclosure of the preliminary report. For the next 18 months, Loral had no notice of any adverse action being taken or contemplated in connection with the matter.

     A grand jury convened by the U.S. Attorney for the District of Columbia is investigating whether an unlawful transfer of technology occurred in connection with the committee's work. Loral and several of its employees have received subpoenas from that grand jury. SS/L is not in a position to predict the outcome of this investigation. If SS/L were to be indicted and convicted of a criminal violation of the Arms Export Control Act, it would be subject to a fine of $1 million for each violation, and could be debarred from certain export privileges and, possibly, from participation in government contracts. Since many of SS/L's satellites are built for foreign customers and/or launched on foreign rockets, such a debarment would have a material adverse effect on SS/L's business, which is important to Loral. Indictment for such violations would subject SS/L to discretionary debarment from further export licenses. Whether or not SS/L is indicted or convicted, SS/L will remain subject to the State Department's general statutory authority to prohibit exports of satellites and related services if it finds a violation of the Arms Export Control Act that puts the exporter's reliability in question, and it can suspend export privileges whenever it determines that grounds for debarment exist and that such suspension "is reasonably necessary to protect world peace or the security or foreign policy of the United States."

     As far as SS/L can determine, no sensitive information or technology was conveyed to the Chinese, and no secret or classified information was discussed with, or reported to, them. SS/L believes that its employees acted openly and in good faith and that none engaged in intentional misconduct. Accordingly, Loral does not believe that SS/L has committed a criminal violation of the export control laws. Loral does not expect the grand jury investigation or its outcome to result in a material adverse effect upon its business. However, especially in view of the early stage of the proceedings, there can be no assurance as to those conclusions.

     In May of 1997, SS/L applied for an export license for the launch of another SS/L satellite in China, which was granted following the required Presidential waiver in February 1998. Loral believes that the authorizations were properly granted, and does not believe that it or any of its officers acted improperly in obtaining them. The policy of the Bush administration, which has been continued under President Clinton, has been to grant such waivers routinely as being in the national interest; indeed, Loral is unaware of any requested waiver for a Chinese satellite launch ever having been denied. According to press reports, President Bush signed three waivers covering nine Long March launches, and President Clinton has signed eight waivers covering 11 Long March launches. This policy has, until recently, also enjoyed bipartisan Congressional support.

     On May 21, 1998, the House of Representatives passed a bill which, if passed by the Senate and enacted into law, would prohibit exports of satellites of U.S. origin to the People's Republic of China, whether or not an export license had theretofore been obtained. The United States Senate has not acted on this bill. If enacted into law, these provisions would prohibit further launches of U.S.-made satellites, including those manufactured by SS/L, on the Long March rocket. SS/L is under contract to build one satellite which is to

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be launched on a Long March rocket, for which SS/L currently holds an export license. As of May 31, 1998, SS/L has expended $63.6 million on the satellite, of which $48.9 million has been used to acquire parts that could be applied to other satellite programs if this program is canceled. In addition, SS/L has expended $48.7 million in connection with the launcher. If the House bill or similar legislation is enacted, or if SS/L's export license is revoked administratively, the satellite's buyers may be entitled to terminate this contract for cause, and required SS/L to refund approximately $119 million as of May 31, 1998. In such an event, SS/L would attempt to resell the satellite and launcher to other parties and/or use some or all of the parts on other programs. Such resales or reuse would be likely result in a loss to SS/L, which could be substantial, and the amount of which would be affected by a number of factors beyond the control of Loral, including the date on which the program is terminated and how long any embargo on Chinese launchers would last, as well as market conditions for satelites and launchers. Loss of Long March availability would disable all U.S. satellite manufacturers, including SS/L, from competing for satellite contract awards from customers who, for political or economic reasons, desire such launches and would benefit foreign satellite manufacturers at the expense of Loral and other domestic manufacturers.

     Several Congressional committees have held hearings or announced plans to hold herings on these matters, and Loral cannot predict what, if any, legislation will result from these hearings, although they could result in passage of the house bill described above or other action that could adversely affect the Loral's business.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

                                            LORAL SPACE & COMMUNICATIONS LTD.

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                                                       (Registrant)

Date: June 9, 1998                        by /s/    ERIC J. ZAHLER

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                                              Senior Vice President, General
                                                  Counsel and Secretary

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